SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: June 13, 2008

XSUNX, INC.
---------------
(Exact name of registrant as specified in its charter)

Colorado -------	000-29621 ----------	84-1384159 ------------
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

65 Enterprise, Aliso Viejo, CA 92656
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(New address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 330-8060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_|   Written communications pursuant to Rule 425 under the Securities Act
            (17 CFR 230.425)

      |_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
            (17 CFR 240.14a-12)

      |_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the
            Exchange Act (17 CFR 240.14d-2(b))

      |_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the
            Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2008, XsunX, Inc. (the “Company” or “XsunX”) and Sencera, LLC (“Sencera), a company that XsunX had previously lent $1,500,000 dollars to in exchange for certain license rights to patent-pending technologies yet to be developed for applicability in thin film solar cell manufacturing, entered into a Separation Agreement (the “Agreement”). The Agreement terminates all previous agreements and obligations between the parties, releases all claims related to the previous agreements, and provides for the accelerated re-payment of $1,673,251.05 in principal and accrued interest to XsunX by Sencera under a secured, seven year, 10% Promissory Note and Loan Agreement (the “Loan”) between the Company and Sencera dated January 1, 2007.

The Loan was made by XsunX in conjunction with a Technology License and Development Agreement between the parties, also dated January 1, 2007, providing XsunX with limited licensing rights to plasma deposition technologies for possible future use by XsunX in solar product manufacturing technologies. Use of the licensed plasma technology by XsunX in any of its planned or future processes or products was subject to completion of development by Sencera, LLC, under a phased development plan, substantiation by XsunX of intended performance criteria as specified under the agreements and Phase II development objectives, and determination of commercial application suitability by XsunX.

The Company received letters from Sencera in January and February 2008 providing inconsistent representations on the part of Sencera as to the successful development of a licensable process that would be expected to produce silicon materials at deposition rates expected to produce thin film solar cells at costs of less than $1 dollar USD per watt. Subsequent further review of the Sencera project reports by the Company’s scientific staff and an on-site review of the report data with Sencera concluded, in the opinion of XsunX, that a licensable process, or the basis for a licensable process, had not been developed that would be capable of, or that indicated the potential for, producing silicon materials at deposition rates expected to produce thin film solar cells at costs of less than $1 dollar USD per watt. The Company elected to negotiate an accelerated re-payment of the Loan after these determinations were made.

XsunX is currently building a fully integrated 25 mega watt thin film solar module manufacturing system which does not incorporate the use of Sencera technology. The Company believes that the plasma deposition technologies selected and designed for use within its manufacturing system are capable of producing the solar or photovoltaic energy conversion layers, commonly referred to as the “solar cell” portion of the thin film solar module, at significantly less than $1 per watt, exclusive of other module material, assembly, and packaging costs. The Company plans to continue to evaluate new technologies as they become available for use in its future manufacturing system and solar module designs.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Not applicable.

EXHIBIT NO.	DESCRIPTION	LOCATION
10.1	Separation Agreement, dated as of June 13, 2008 by and between the Company and Sencera, LLC	Provided herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 13, 2008

                                   XSUNX, INC.

                                   By: /s/ Tom Djokovich
                                          -----------------------------
                                          Tom Djokovich, CEO/President